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                                                                    EXHIBIT 10.5


                     PROPERTY ACQUISITION SERVICES AGREEMENT

         This Agreement, entered into as of September 30, 2003, by and between Gen-Net Lease Income Trust, Inc., a Michigan corporation ("Gen-Net"), and Genesis Financial Group, Inc., a Michigan corporation ("Genesis").

         WHEREAS, Gen-Net is a publicly registered real estate investment trust that specializes in acquiring and holding government leased properties as well as other single user properties net leased to credit-worthy tenants;

         WHEREAS, Gen-Net is actively engaged in raising capital to acquire properties as described in its publicly registered prospectus(es) ("Qualified Properties");

         WHEREAS, Gen-Net utilizes the services of property acquisition specialists in order to identify Qualified Properties and to assist in negotiating acceptable acquisition terms with potential sellers;

         WHEREAS, Genesis has approximately ten years of experience in acquiring properties similar to the Qualified Properties and has developed close relationships with developers and real estate brokers engaged in marketing such properties;

         WHEREAS, the Gen-Net Board of Directors has unanimously determined that it would considerably benefit Gen-Net's interests to engage Genesis as a property acquisition agent in connection with its property acquisition program, as to be described in the prospectus that will be part of a registration statement of Gen-Net's successor to be filed with the Securities and Exchange Commission (the "Secondary Offering"); and

         WHEREAS, Genesis has the knowledge, experience and resources to perform these property acquisition services on behalf of Gen-Net.

         NOW, THEREFORE, the parties agree as follows:

         1. Gen-Net hereby engages Genesis on a non-exclusive basis to perform property acquisition services by identifying Qualified Properties, assisting Gen-Net management in negotiating acquisition terms acceptable to Gen-Net with respect to the Qualified Properties, coordinating acquisition financing in conjunction with other Gen-Net service providers and closing the acquisition and financing. The term of this engagement shall commence with the completion of the Secondary Offering and shall terminate upon the earlier of one year from the date of the Secondary Offering or applying the last of the net proceeds from the Secondary Offering scheduled to be used to acquire Qualified Properties for that


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         purpose (recognizing that there may be remaining some portion of the scheduled net proceeds that are not sufficient enough to permit another Qualified Property acquisition). By mutual agreement between the parties, Gen-Net may engage Genesis to provide acquisition services in follow-on offerings, if any, on the same or similar terms and conditions as contained herein.

         2. Genesis shall first offer, to the exclusion of all other, all those Qualified Properties identified by it or its subagents to Gen-Net. Gen-Net shall identify to Genesis within ten (10) business days those Qualified Properties in which Gen-Net has no interest.

         3. Genesis shall be deemed to have earned and be entitled to its fee, described below, as to each acquisition of Qualified Property by Gen-Net in which:

         a) Genesis performs services described in paragraph 1 and 2 above; and

         b) the Qualified Property acquired was purchased from a seller or through a real estate broker listed as a "registered seller or broker" on a list of such parties agreed to between Genesis and Gen-Net, which shall be attached to this Agreement and incorporated herein by reference. It is agreed and understood that the parties may, by further written and dated agreement(s), amend the list of registered sellers and brokers at any time during the course of this engagement.

         4. The parties agree that Gen-Net shall pay to Genesis at each closing of a Qualified Property purchased by Gen-Net a sum in cash equal to one percent (1%) of the total purchase price of the Qualified Property. Further, is understood by the parties that on occasion Genesis may participate in a portion of fees paid the listing brokers or finders by the seller of a Qualified Property. Genesis shall make a full disclosure of any additional compensation paid to Genesis and shall reduce the fee cost to Gen-Net by 50% thereof.

         5. Gen-Net shall reimburse Genesis for reasonable expenses incurred in connection with Genesis' performance of this engagement including but not limited to travel, meals, entertainment and related miscellaneous expenses. Such reimbursable expenses shall not exceed 2.0% of the aggregate acquisition fee then earned, paid up to date at the closing of each Qualified Property.

         6. This Agreement cannot be assigned by either party without the express prior written consent of the other party. This Agreement shall continue to apply in full force and effect as to any corporate successor to Gen-Net. Further, this Agreement supercedes and replaces those portion of a certain agreement by and



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         between the parties for professional services, entitled Second Amended and Restated Omnibus Services Agreement effective June 2, 2003 (Services Agreement), relating to the Property Acquisition Services. It is understood by the parties that the remainder of the Services Agreement shall be terminated in accordance with the terms thereof upon successful completion of the Secondary Offering.

         7. For purposes of this Agreement, Gen-Net shall also mean its successor entity, Government Properties Trust, Inc., as the context may require.

         8. This Agreement shall be construed and enforced under the laws of the State of Michigan.

         Effective as of the date set forth above.



                                            GEN-NET LEASE INCOME TRUST, INC.


Attest: /s/  Nancy K. Johnson               By: /s/ Thomas D. Peschio
        ---------------------------             --------------------------------
                                                President



                                            GENESIS FINANCIAL GROUP, INC.


Attest: /s/ Asha N. Boddu                       By: /s/ D. James Barton
        ---------------------------                 ----------------------------
                                                President



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